                                                                   Exhibit 11.01




          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

           For the Quarter and Six Months Ended June 30, 1998 and 1997
                  (Dollars in Thousands, Except Per Share Data)





                                                            Three Months Ended                       Six Months Ended
                                                                  June 30,                                 June 30,
                                                       -------------------------------         -------------------------------
                                                           1998                1997                1998                1997
                                                       -----------         -----------         -----------         -----------

Net earnings                                           $    36,356         $    30,369         $    38,992         $    39,276
                                                       ===========         ===========         ===========         ===========

Weighted average number of shares outstanding:
           Basic earnings per share                     46,475,007          46,079,604          46,345,940          46,079,567
           Effect of dilutive securities                   357,361              64,366             275,686              69,670
                                                       -----------         -----------         -----------         -----------
           Diluted earnings per share                   46,832,368          46,143,970          46,621,626          46,149,237
                                                       ===========         ===========         ===========         ===========


Net earnings per share - basic                         $      0.78         $      0.66         $      0.84         $      0.85
                                                       ===========         ===========         ===========         ===========
                       - diluted                       $      0.78         $      0.66         $      0.84         $      0.85
                                                       ===========         ===========         ===========         ===========





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